UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2019

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to Vote a of Security Holders.

Infrastructure and Energy Alternatives, Inc. (the “Company ”) held its special meeting of shareholders (the “Special Meeting ”) on August 14, 2019. A total of 14,602,634 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing 65.6% of the total shares of Common Stock outstanding and eligible to vote were represented in person or by valid proxies at the Special Meeting. This percentage constituted a quorum.  The final results for each of the matters submitted to a vote of shareholders at the Special Meeting were as follows (capitalized terms used but not defined herein have the meaning given to such terms in the Proxy Statement for the Special Meeting, as filed with the Securities and Exchange Commission on June 27, 2019):

Proposal 1:  The issuance of the Capped Warrants was approved by the Company's shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
13,744,934	776,442	81,258	—

Proposal 2:  The convertibility of the Series A Preferred Stock into Common Stock was approved by the Company’s shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
13,993,099	528,277	81,258	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2019

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer